EXHIBIT 10.27
CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 406
Execution Form
DATED 5TH NOVEMBER 2010
THE SELLERS LISTED IN SCHEDULE 1 HERETO

and

THE PURCHASERS LISTED IN SCHEDULE 1 HERETO

AIRCRAFT SALE AND PURCHASE AGREEMENT

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

THIS AGREEMENT is made on 5th November 2010
BETWEEN:
(1)	THE SELLERS LISTED IN SCHEDULE 1 HERETO; and

(2)	THE PURCHASERS LISTED IN SCHEDULE 1 HERETO.
IT IS AGREED as follows
1.	INTERPRETATION

1.1	Definitions

In this Agreement capitalised words and expressions have the meaning specified in Schedule 3, except where the context otherwise requires.

1.2	Construction

Headings are to be ignored in construing this Agreement and unless the contrary intention is stated, a reference to:
1.2.1	any “Seller”, any “Purchaser” or any other Person includes, without prejudice to the provisions of this Agreement restricting transfer or assignment, any permitted successor or assignee;

1.2.2	words importing the plural shall include the singular and vice versa;

1.2.3	any document, other than the Lease Documents, shall include that document as amended, novated, assigned or supplemented;

1.2.4	a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement; and

1.2.5	any Law, or to any specified provision of any Law, is a reference to such Law or provision as amended, substituted or re-enacted.
2.	REPRESENTATIONS AND WARRANTIES

2.1	Seller Representations and Warranties

The relevant Seller in respect of each Aircraft represents and warrants (in respect of itself only) to the relevant Purchaser in respect of such Aircraft that the statements contained in Schedule 5, Part A are at the date hereof, and on each applicable Delivery Date will be (by reference to the facts and circumstances then subsisting), true and accurate. The relevant Seller acknowledges and agrees that the relevant Purchaser has entered into this Agreement in reliance on the truth and accuracy of the relevant Seller’s representations and warranties under this Agreement.

2.2	Purchaser Representations and Warranties

The relevant Purchaser in respect of each Aircraft represents and warrants (in respect of itself only) to the relevant Seller in respect of such Aircraft that the statements contained in Schedule 5, Part B are at the date hereof, and on each applicable Delivery Date will be (by reference to the facts and circumstances then subsisting), true and accurate. The relevant

Purchaser acknowledges and agrees that the relevant Seller has entered into this Agreement in reliance on the truth and accuracy of the Purchaser’s representations and warranties under this Agreement.

3.	AGREEMENT TO SELL AND PURCHASE

3.1	Agreement

Subject to and in accordance with the provisions of this Agreement:
3.1.1	the Seller of each Aircraft agrees to sell such Aircraft to the relevant Purchaser of such Aircraft, and such Purchaser agrees to purchase such Aircraft from such Seller in an “as is, where is” condition;

3.1.2	the Seller of each Aircraft shall pass to the relevant Purchaser on the applicable Delivery Date full legal and beneficial and good and marketable title to such Aircraft with full title guarantee (except in relation to Aircraft No. 3, in respect of which, the provisions of Clause 3.7 apply), subject in each case to the Novated Lease and Permitted Liens but free and clear of all other Security Interests. Title to each such Aircraft shall pass to the relevant Purchaser in accordance with Clause 7.1 (Delivery); and

3.1.3	It is the intention of the Sellers and the Purchasers that Aircraft No.5 shall be the first Aircraft sold by the relevant Seller to the relevant Purchaser under this Agreement and if such sale is not consummated by the Final Delivery Date, then unless otherwise agreed by the parties to this Agreement, the relevant Seller shall not be obliged to sell any Aircraft to the relevant Purchaser and the relevant Purchaser shall not be obliged to purchase any such Aircraft from the relevant Seller under this Agreement.
3.2	Registration

On or before the applicable Delivery Date in respect of each Aircraft, the Seller of such Aircraft shall deliver, or procure that the relevant Lessee delivers, to the Air Authority such documents as are necessary to instruct the Air Authority to record, to the extent permitted by law, the relevant Purchaser or any Purchaser Nominee which is the owner or lessor of such Aircraft as the new owner or lessor of such Aircraft in the aircraft register maintained by the Air Authority.

3.3	Security Interests

Each Aircraft shall as of the applicable Delivery Date be free and clear of all Security Interests other than the Novated Lease and Permitted Liens.

3.4	Passage of Title & Risk

Risk of loss or destruction of any Aircraft shall pass to the relevant Purchaser upon Delivery in respect of such Aircraft.

3.5	Damage before Delivery

If before Delivery in respect of any of Aircraft No. 1, Aircraft No. 2, Aircraft No. 3 or Aircraft No. 4 , such Aircraft suffers damage which does not constitute an Event of Loss but for which the likely cost of repair would exceed [*] or if before Delivery, Aircraft No.5 suffers damage which does not constitute an Event of Loss but for which the likely cost of repair would exceed [*], then:
3.5.1	the relevant Seller shall promptly notify the relevant Purchaser of such damage and whether in the relevant Seller’s view such damage can be repaired prior to the applicable Scheduled Closing Date or any other date as agreed between the parties;

3.5.2	the relevant Purchaser shall in light of the relevant Seller’s notice, notify the relevant Seller whether the relevant Purchaser is prepared to proceed subject to the damage being repaired to the relevant Purchaser’s satisfaction prior to the applicable Scheduled Closing Date or any other date as agreed between the parties. If the relevant Purchaser is prepared to proceed on the basis of the repair, the relevant Seller shall procure the timely repair to the relevant Purchaser’s reasonable satisfaction. However if (i) the repair is not so completed and the relevant Aircraft is not delivered to the relevant Purchaser on or before the applicable Scheduled Closing Date or any other date as agreed between the parties or (ii) the relevant Purchaser notifies the relevant Seller in writing that the relevant Purchaser is not prepared to proceed on the basis of the repair, the relevant Seller shall refund the relevant Deposit plus interest in accordance with the provisions of Clause 5.2.2 to the relevant Purchaser within three (3) Business Days from the date of notice by such Purchaser, then none of the parties to this Agreement shall have any further obligation or liability with respect to such Aircraft under this Agreement to any of the other parties to this Agreement other than as set out in Clause 12.8 and Clause 4.3.
3.6	Event of Loss before Delivery

If before Delivery of any Aircraft such Aircraft suffers an Event of Loss, then with effect from the date of such Event of Loss the rights and obligations of the parties hereunder in respect of such Aircraft shall be discharged so that no party shall be liable to any other party in respect of such Aircraft save that the relevant Seller shall refund the relevant Deposit plus interest in accordance with the provisions of Clause 5.2.2 to the relevant Purchaser within three (3) Business Days from the relevant Seller becoming aware of the occurrence of such Event of Loss, and other than as set out in Clause 12.8 and Clause 4.3.

3.7	Transfer Arrangements relating to Aircraft No. 3
3.7.1	GECAS has advised the Parent Purchaser that as regards Aircraft No. 3:

[*]

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

3.7.2	[*]
4.	CONDITIONS PRECEDENT

4.1	Seller Conditions
4.1.1	The obligation of the Seller of each Aircraft to sell such Aircraft to the relevant Purchaser shall be subject to fulfilment of each of Seller Conditions Precedent applicable to such Aircraft on or prior to the applicable Delivery Date (except to the extent that such Seller agrees in writing in its absolute discretion to waive or defer any such condition).

4.1.2	The Seller Conditions Precedent have been inserted for the benefit of each Seller and may, in respect of any Aircraft, be waived in writing, in whole or in part and with or without conditions, by the Seller of such Aircraft without prejudicing the right of such Seller to receive fulfilment of such conditions, in whole or in part, at any later time.

4.1.3	If any of Seller Conditions Precedent in respect of an Aircraft remain outstanding on the applicable Final Delivery Date and are not waived or deferred in writing by the Seller of such Aircraft, such Seller may at any time after 5pm in London on the applicable Final Delivery Date terminate the obligation of such Seller to sell such Aircraft to the relevant Purchaser by notice to the relevant Purchaser, whereupon none of the parties to this Agreement shall have any further obligation or liability with respect to such Aircraft under this Agreement to any of the other parties to this Agreement save that the relevant Seller shall refund the relevant Deposit plus interest in accordance with the provisions of Clause 5.2.2 to the relevant Purchaser within three (3) Business Days from the date of such notice by such Purchaser, and other than as set out in Clause 12.8 and Clause 4.3.
4.2	Purchaser Conditions
4.2.1	The obligation of the Purchaser of each Aircraft to purchase such Aircraft shall be subject to fulfilment of each of Purchaser Conditions Precedent applicable to such Aircraft on or prior to the applicable Delivery Date (except to the extent that such Purchaser agrees in writing in its absolute discretion to waive or defer any such condition).

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

4.2.2	The Purchaser Conditions Precedent have been inserted for the benefit of each Purchaser and may, in respect of any Aircraft, be waived in writing, in whole or in part and with or without conditions, by the Purchaser of such Aircraft without prejudicing the right of such Purchaser to receive fulfilment of such conditions, in whole or in part, at any later time.

4.2.3	If any of the Purchaser Conditions Precedent in respect of an Aircraft remain outstanding on the applicable Final Delivery Date and prior to payment of the Purchase Price and are not waived or deferred in writing by the Purchaser of such Aircraft, such Purchaser may at any time after 5pm in London on the applicable Final Delivery Date terminate the obligation of such Purchaser to purchase such Aircraft from the relevant Seller by notice to the relevant Seller, whereupon none of the parties to this Agreement shall have any further obligation or liability with respect to such Aircraft under this Agreement to any of the other parties to this Agreement save that the relevant Seller shall refund the relevant Deposit plus interest in accordance with the provisions of Clause 5.2.2 to the relevant Purchaser within three (3) Business Days from the date of such notice by such Purchaser, and other than as set out in Clause 12.8 and Clause 4.3.
4.3	Breach

If at any time the relevant Purchaser, GECAS or any affiliate of GECAS or any Seller wilfully breaches or all part of this Agreement or any Transaction Document or any Other Agreement, GECAS and the Sellers (in the case of a breach by the relevant Purchaser) or the relevant Purchaser (in the case of a breach by GECAS, any affiliate of GECAS or any Seller) shall be entitled by notice in writing to the defaulting party to terminate this Agreement in its entirety in relation to Aircraft which then remain unsold, whereupon none of the parties to this Agreement shall have any further obligation or liability hereunder save that if the relevant termination notice is issued by the relevant Purchaser, the relevant Seller shall refund the relevant Deposit(s) plus interest in accordance with the provisions of Clause 5.2.2 to such Purchaser within three (3) Business Days from the date of the relevant notice of termination.

4.4	Transaction Fee Reimbursement
4.4.1	If for any reason (other than as specified in Clause 4.4.2 below) the Delivery of any Aircraft has not occurred on or before the Final Delivery Date, then in addition to refund of the relevant Deposit(s) plus interest in accordance with the provisions of Clause 5.2.2, GECAS on behalf of the relevant Seller will reimburse Purchaser’s transaction expenses in the amount of [*] (“Transaction Fee Reimbursement”) in respect of any such Aircraft as consideration for the loss of the Aircraft from the portfolio to be acquired hereunder.

4.4.2	GECAS will not have the obligation to make a Transaction Fee Reimbursement pursuant to Clause 4.4.1 if the sale of Aircraft No. 5 to the Purchaser has not already completed or if the failure of Delivery of an Aircraft by the Final Delivery Date is the result of any of the following occurrences (i) any wilful breach by the relevant Purchaser of any of its obligations under this Agreement (including the failure by the relevant Purchaser to satisfy any of the Seller Conditions Precedent within the control

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

of such Purchaser) or (ii) any material damage or Event of Loss occurs pursuant to Clauses 3.5 or 3.6 in respect of such Aircraft or (iii) Purchaser has not used all reasonable commercial efforts to agree to the Lease Novation in respect of such Aircraft and to consummate the sale and lease novation of such Aircraft or (iv) an Event of Default occurs under the relevant Lease and the relevant Lessor has terminated the leasing of such Aircraft. Furthermore, if the parties agree to substitute a comparable aircraft leased to a comparable lessee and subject to comparable lease documents and pricing terms in replacement of any Aircraft which fails to deliver to the Purchaser by the Final Delivery Date, then GECAS will not be required to make any such Transaction Fee Reimbursement in relation to the Aircraft so replaced.
4.4.3	Notwithstanding the provisions of Clauses 4.4.1 and 4.4.2, if the sale of Aircraft No. 5 to the Purchaser does not occur (other than as a result of the wilful breach by the relevant Purchaser of any of its obligations under this Agreement (including the failure by the relevant Purchaser to satisfy any of the Seller Conditions Precedent within the control of such Purchaser)) on or before the Final Delivery Date and accordingly, none of the Aircraft is sold by the relevant Sellers to the relevant Purchasers, then in addition to refund of the relevant Deposit(s) plus interest in accordance with the provisions of Clause 5.2.2, GECAS on behalf of the relevant Seller will reimburse the Purchaser’s transaction expenses in a single amount of [*] covering all of the Aircraft arising from the failure to consummate the sale of the Aircraft to the Purchasers.
5.	PURCHASE PRICE

5.1	Amount

The base purchase price for each Aircraft shall be the amount specified as such in Schedule 1 opposite such Aircraft (the “Base Purchase Price”).

5.2	Deposit

Each Purchaser shall pay the relevant Deposit for the relevant Aircraft to the relevant Seller within five (5) Business Days following the date of execution and delivery of this Agreement. The relevant Deposit in respect of any Aircraft shall be refunded to the relevant Purchaser in respect of such Aircraft free and clear of any set-off, counterclaim or other deduction together with interest accrued on such Deposit for such Aircraft at a rate equal to [*] for the period commencing on the date on which the Deposit for such Aircraft was received by GECAS to (but excluding) the day on which the Deposit for such Aircraft is received by the Purchaser only in the following events as contemplated by Clause 3.5, Clause 3.6, Clause 4.2.3, Clause 4.3 or Clause 8.2.

5.3	Amount of Purchase Price
5.3.1	In respect of each Aircraft, the Base Purchase Price of such Aircraft shall be:
(a)	decreased by an amount equal to [*]; and

(b)	increased by an amount equal to [*].
(such Base Purchase Price as so adjusted pursuant to this Clause 5.2 in respect of the Delivered Aircraft is called the “Purchase Price”).

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

5.4	Payment of Purchase Price

Subject to the provisions of this Agreement, on the Delivery Date in respect of an Aircraft the Purchaser of such Aircraft shall pay to the Seller of such Aircraft (the “Net Purchase Price”) an amount equal to the Purchase Price of such Aircraft less the amount of (i) the Deposit in respect of such Aircraft, (ii) if held in cash, the Lease Security Deposit applicable to such Aircraft to the extent then held by such Seller at such Delivery Date, (iii) if Supplemental Rent is payable under the relevant Lease in respect of such Aircraft, the accrued Supplemental Rent amounts (but only to the extent not already made available, refunded or paid to the relevant Lessee as required by the express provisions of the relevant Lease) to the extent then held by such Seller at such Delivery Date and (iv) any Rent received by Seller in respect of the relevant Aircraft relating to the period after the Delivery Date. The time of payment shall be of the essence of this Agreement.

5.5	Payments
5.5.1	All payments by any party to any other party under this Agreement and the other Transaction Documents will be made for value on the due date in Dollars and in immediately available funds settled through New York Clearing House System or such other funds as may for the time being be customary for the settlement in New York City of payments in Dollars and by wire transfer to:
(a)	in the case of any Seller:

[*]

or such other account as such Seller may from time to time advise to each Purchaser by not less than ten (10) Business Days prior written notice; and

(b)	in the case of any Purchaser, to such account as such Purchaser may from time to time advise to each Seller in writing.
5.5.2	No payment shall be considered made by a party hereto until it is received in the account of the relevant other party to the Agreement. Promptly upon becoming aware of receipt of the Purchase Price in respect of an Aircraft, the Seller of such Aircraft will ask its bank to send confirmation of receipt of such Purchase Price to it and, once received, such Seller will promptly send such confirmation to the Purchaser of such Aircraft.
5.6	No Withholdings
5.6.1	Payment of the Net Purchase Price in respect of an Aircraft to be made by any Purchaser of an Aircraft under this Agreement and all other payments required to be made by it hereunder (including but not limited to the payment of the Deposit) shall be made without set off or counterclaim whatsoever.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

5.6.2	All payments to be made by any Seller or any Purchaser under this Agreement and the other Transaction Documents shall be made in full without any deduction or withholding in respect of Taxes or otherwise unless the deduction is required by Law, in which event such paying party shall:
(a)	ensure that the deduction or withholding does not exceed the minimum amount legally required;

(b)	promptly pay to the other party entitled to receive the relevant payment such additional amount so that the net amount received by such other party will equal the full amount which would have been received by it had no such deduction or withholding been made;

(c)	pay to the relevant taxation authority or other authorities within the period for payment permitted by Law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to this sub-clause); and

(d)	if requested, provide such other party, within the period for payment permitted by the relevant law, with an official receipt of the relevant taxation authorities involved in respect of all amounts so deducted or withheld or if such receipts are not issued by the taxation authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or equivalent evidence of the relevant deduction or withholding.
[*]
5.7	Taxes
5.7.1	Without prejudice to Clause 7.3 (Delivery Location), each Seller in respect of an Aircraft and the Purchaser in respect of such Aircraft will co-operate so that the Delivery Location in respect of such Aircraft shall be in a jurisdiction where the imposition upon any Seller and/or any Purchaser of any Taxes arising out of the sale of such Aircraft pursuant to this Agreement is minimised.

5.7.2	[*]

5.7.2	[*]

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

5.8	Lease Security Deposit and Supplemental Rent

The Seller in respect of an Aircraft shall, on the Delivery Date in respect of such Aircraft, transfer (by way of permitted deduction from the Purchase Price in accordance with Clause 5.3 (ii) and (iii)) to the Purchaser in respect of such Aircraft (or a Purchaser Nominee which is the lessor of such Aircraft) (a) if held in cash, the Lease Security Deposit (or if there is a letter of credit, such Seller shall transfer such issued letter of credit or procure the issuance of a letter of credit acceptable to such Purchaser in respect of such Lease Security Deposit to such Purchaser or such Purchaser Nominee) then held by such Seller at the Delivery Date in respect of such Aircraft and (b) if Supplemental Rent is payable under the relevant Lease in respect of such Aircraft, the accrued Supplemental Rent amounts (but only to the extent not already made available, refunded or paid to the relevant Lessee as required by the express provisions of the relevant Lease) to the extent then held by such Seller at the Delivery Date in respect of such Aircraft.

5.9	Late Receipt of Rent or Supplemental Rent

If, after Delivery in respect of an Aircraft, the Seller of such Aircraft receives from the Lessee in respect of such Aircraft any amount of Rent or Supplemental Rent payable by such Lessee pursuant to the relevant Lease (notwithstanding the relevant Lease Novation), such Seller shall procure that such Rent or Supplemental Rent is promptly and, in any case, within two (2) Business Days, paid to the Purchaser of such Aircraft (and pending such payment shall hold the same on trust for such Purchaser). Such payment shall be made in full, free of all Taxes, duties, withholdings or deductions and without any set-off or counterclaim whatsoever.

6.	INVOICE

The Invoice in respect of an Aircraft shall be delivered by the relevant Seller to the relevant Purchaser at least three (3) Business Days prior to the relevant Delivery Date.

7.	DELIVERY

7.1	Delivery

Subject to satisfaction (or waiver or deferral with the agreement in writing of the relevant Seller) of the Seller Conditions Precedent in respect of any Aircraft, the Seller of such Aircraft shall tender such Aircraft for Delivery and effect the transfer of all of such Seller’s right, title and interest in and to such Aircraft to the relevant Purchaser on the applicable Delivery Date by execution and delivery of a Bill of Sale in respect of such Aircraft to the relevant Purchaser. Simultaneously with the delivery of a Bill of Sale in respect of such Aircraft, all of the relevant Seller’s right, title and interest in and to such Aircraft (including the relevant Aircraft Documents) will pass from the relevant Seller to the relevant Purchaser but the relevant Purchaser acknowledges that each Aircraft (including the relevant Aircraft Documents) will, upon and following such transfer of title, remain in the possession of the relevant Lessee and the relevant Seller shall not be obliged to give or effect physical delivery of any Aircraft (including the relevant Aircraft Documents) to any Purchaser. Provided that the Purchaser Conditions Precedent in respect of an Aircraft have been satisfied (or waived by the relevant Purchaser), the relevant Purchaser shall execute and deliver to the relevant Seller on the applicable Delivery Date an Acceptance Certificate in respect of such Aircraft, which shall be conclusive evidence (as between the relevant Purchaser and the relevant Seller) of the matters therein stated.

7.2	Delivery Date

The parties currently anticipate that Delivery in respect of an Aircraft will take place on the applicable Scheduled Closing Date and shall each use reasonable efforts so that Delivery in respect of such Aircraft does then take place but in any event Delivery in respect of such Aircraft shall occur no later than 5p.m. in London on the Final Delivery Date in respect of such Aircraft.

7.3	Delivery Location

At the time of delivery of the Bill of Sale in respect of an Aircraft on the applicable Delivery Date such Aircraft shall be located in one of the following locations (the “Delivery Location”):
7.3.1	the Expected Delivery Location; or

7.3.2	international airspace; or

7.3.3	with the agreement of the parties, another jurisdiction provided that in the case of this Clause 7.3.3, where such Aircraft is not located in international airspace both of the following conditions are satisfied:
(a)	the Lex Situs Opinion (the cost of which is to be split equally between the relevant Purchaser and the relevant Seller) is issued to the relevant Seller and the relevant Purchaser on or prior to Delivery in respect of such Aircraft; and

(b)	the relevant Seller and the relevant Purchaser are satisfied (each in their sole discretion) that no Taxes will be imposed upon such Seller such Purchaser, the relevant Lessee or the relevant Aircraft as a result of the delivery of such Bill of Sale or transfer of title to the relevant Aircraft whilst such Aircraft is located in such jurisdiction, other than any Taxes which the relevant Seller or the relevant Purchaser may agree in writing to bear.

8.	CONDITION OF AIRCRAFT

8.1	Disclaimers
8.1.1	EACH AIRCRAFT, EACH ENGINE AND EACH PART IS BEING SOLD AND DELIVERED “AS IS” AND “WHERE IS”, AND WITHOUT ANY REPRESENTATION, GUARANTEE OR WARRANTY OF ANY SELLER EXPRESS OR IMPLIED, OF ANY KIND, ARISING BY LAW OR OTHERWISE EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE RELEVANT BILL OF SALE; AND

8.1.2	WITHOUT LIMITING THE GENERALITY OF THE FOREGOING EACH PURCHASER UNCONDITIONALLY AGREES THAT AS BETWEEN ITSELF AND EACH SELLER EACH AIRCRAFT AND EACH PART THEREOF IS TO BE SOLD AND PURCHASED IN AN “AS IS, WHERE IS” CONDITION AS AT THE APPLICABLE DELIVERY DATE, AND NO TERM, CONDITION, WARRANTY, REPRESENTATION OR COVENANT OF ANY KIND HAS BEEN ACCEPTED, MADE OR IS GIVEN BY ANY SELLER OR ITS SERVANTS OR AGENTS IN RESPECT OF THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, DATE PROCESSING, CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF ANY AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE COMPLETENESS OR CONDITION OF ANY AIRCRAFT DOCUMENTS, OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN, OR OTHER PROPRIETARY RIGHTS; AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE RELEVANT BILL OF SALE, ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.
8.2	Acceptance Certificate

The purchase of the Aircraft by the relevant Purchaser shall be subject to such Purchaser’s satisfactory inspection of the relevant Aircraft. The relevant Purchaser shall undertake a preliminary inspection of the relevant Aircraft and the Other Aircraft (including the Aircraft Documents) by not later than [*] (or such later date as may be agreed by the relevant Seller and the relevant Purchaser) to satisfy itself that the relevant Aircraft is in a satisfactory condition. The relevant Seller shall procure that the relevant Aircraft and the Aircraft Documents are made available to the relevant Purchaser so that such Purchaser may complete such preliminary inspection, provided always, that such preliminary inspections shall not unreasonably interfere with the relevant Lessee’s operation and use of the Aircraft. If following such preliminary inspection of the Aircraft and/or the Aircraft Documents the relevant Purchaser determines that any such relevant Aircraft and/or the related Aircraft Documents are not in a satisfactory condition and such Purchaser does not wish to proceed with the purchase of such Aircraft, then the relevant Purchaser shall notify the relevant Seller in writing of such position within five (5) Business Days of such preliminary inspection being completed, in which case, the relevant Seller shall refund the relevant Deposit plus interest in accordance with the provisions of Clause 5.2.2 to the relevant Purchaser within three (3) Business Days from the date of such notice by the relevant Purchaser, and neither party shall have any further obligations or liabilities to the other party in relation to the relevant Aircraft following such return of Deposit and payment of interest, other than as set out in Clause 12.8

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

and Clause 4.3. Delivery of the Acceptance Certificate in respect of any Aircraft by the relevant Purchaser to the relevant Seller shall be conclusive proof as between each of the parties hereto that the Purchaser of such Aircraft has examined and investigated such Aircraft and each part thereof and that such Aircraft and each part thereof is in every way satisfactory to such Purchaser.
8.3	Lessee and the Lease

Without prejudice to any representation and/or warranty made to any Purchaser in this Agreement or any other Transaction Document by any Seller, each Purchaser acknowledges that it has been and will be solely responsible for making its own independent investigation and appraisal of the operations, financial condition, creditworthiness, status and affairs of each Lessee, and of the provisions of each Lease and each other Lease Document, and has not relied, and will not at any time rely, on any Seller:
8.3.1	to provide any Purchaser with any information relating to any such matters; or

8.3.2	to check or enquire into the adequacy, accuracy or completeness of any information provided by any Lessee pursuant to or in relation to the Lease or other Lease Documents applicable to such Lessee; or

8.3.3	to assess or keep under review any of such matters.

Execution of this Agreement by the Purchasers shall constitute the agreement of and confirmation by the Purchasers of such Aircraft that it has completed its due diligence in relation to the Lease Documents that have been provided to the relevant Purchaser prior to the date of this Agreement in respect of such Aircraft and that it is satisfied in all respects with the Lease Documents in respect of such Aircraft.
9.	MANUFACTURER’S WARRANTIES
9.1.1	The Seller of each Aircraft shall, on the Delivery Date in respect of such Aircraft, assign to the relevant Purchaser, without recourse and subject to any rights of the relevant Lessee, all such Seller’s rights, title and interest (to the extent that such assignment is permitted by the terms thereof) in:
(a)	all agreements between such Seller and the Manufacturer relating to warranties with respect to such Aircraft (by way of the Assignment of Warranties); and

(b)	all agreements between such Seller and the Engine Manufacturer relating to warranties with respect to relevant Engines applicable to such Aircraft (by way of the Engine Warranty Assignment).
9.1.2	The Seller of each Aircraft hereby assigns to the Purchaser of such Aircraft, with effect from Delivery in respect of such Aircraft, all of such Seller’s rights, title and interest (to the extent that such assignment is permitted by the terms thereof, and subject to the interests of the relevant Lessee) all agreements between such Seller and the manufacturer of any equipment not manufactured by the Manufacturer or the Engine Manufacturer and installed on such Aircraft on the applicable Delivery Date (if any) relating to warranties with respect to such Aircraft. After any Delivery Date, a Seller will provide the relevant Purchaser with assistance and cooperation reasonably requested by such Purchaser in connection with obtaining the benefit of any such warranties assigned by such Seller hereunder.

9.1.3	The Seller of each Aircraft agrees to give notice to, and obtain the consent of, the Manufacturer and the Engine Manufacturer with respect to such assignment at or before Delivery in respect of such Aircraft. After Delivery in respect of such Aircraft, the relevant Purchaser shall pursue any warranty claims at its own expense.
10.	REGISTRATION FEES

The relevant Seller shall bear, and hold harmless the relevant Purchaser from, any duties or fees payable to the Air Authority in connection with the transfer of title to any Aircraft from such Seller to such Purchaser or any Purchaser Nominee which is the owner of such Aircraft.

11.	[*]

11.1	[*]

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

11.2	[*]

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

11.3	Liability Insurance
11.3.1	Each Purchaser shall ensure that for the period of two years from the relevant Delivery Date in respect of each Aircraft, the relevant Lessee shall be required to maintain insurances under the terms of the relevant Novated Lease in accordance with the requirements of the Lease Novation.

11.3.2	Each Purchaser shall ensure that the Lessee in respect of each Aircraft is required under the terms of the relevant Novated Lease to provide the relevant Seller with a copy of any renewal or replacement certificate in accordance with Clause 0 whilst such insurance coverage remains in force.
12.	FURTHER PROVISIONS

12.1	Benefit of Agreement

No party shall assign or transfer all or any of its rights and/or obligations under this Agreement without the prior written consent of the relevant Seller (in the case of any assignment or transfer by any Purchaser) or the relevant Purchaser (in the case of any assignment or transfer by any Seller) provided that a Purchaser may assign its rights under this Agreement to its financiers pursuant to any financing of the relevant Aircraft to be purchased by it with the consent of the relevant Seller (such consent not to be unreasonably withheld where (i) the relevant Seller is satisfied that it shall not incur, or it is indemnified to its satisfaction against, any costs in relation to such assignment and (ii) the relevant Seller has completed any necessary know your customer checks and due diligence in relation to any assignee and is satisfied in its absolute discretion with the result of such checks and due diligence).

12.2	Counterparts

This Agreement may be executed in any number of separate counterparts and each counterpart shall when executed and delivered be an original document but all counterparts shall together constitute one and the same instrument

12.3	Waivers and Variation

Rights of a party, arising under this Agreement or the general law, shall not be waived or varied unless done so expressly in writing and only then in that specific case, on that specific occasion and on any terms specified.

12.4	Third Party Rights

A Person who is not a party to this Agreement has no direct right under the Contract (Rights of Third Parties) Act 1999 or otherwise to enforce any term of this Agreement nor to object or be consulted about any amendments to this Agreement.

12.5	Notices

Any notice in connection with this Agreement shall be given in writing and in English. A notice shall be delivered personally or by post, email or facsimile as detailed below (or as otherwise notified by the receiving party from time to time). A notice shall be deemed received — if posted, three (3) days after it is mailed; if sent by hand or courier, when it is delivered; if faxed, when the fax is sent and on confirmation by the recipient of actual receipt; and, if by email, when received into the ‘In Box’ of the recipient and a “delivery receipt” generated to any Seller at:

GE Capital Aviation Services Limited
Aviation House
Shannon
County Clare
Ireland

Fax: +353 61 706 867
Email: [*]
Attention: Contracts Leader

to any Purchaser at:

Air Lease Corporation
2000 Avenue of the Stars
Suite 600N
Los Angeles
California CA 90067
United States of America

Fax: +1 310 553 0999 Email: [*]
Attention: Legal Department

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

12.6	Invalidity of any Provision

If any part of this Agreement becomes invalid, illegal or unenforceable under any applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected.

12.7	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto in relation to the sale and purchase of each Aircraft and supersedes all previous proposals, representations, agreements and other written and oral communications in relation thereto.

12.8	Costs and Expenses

Except where this Agreement states differently, each party shall bear its own fees, costs and expenses arising out of or connected with this Agreement provided that the relevant Seller shall pay (i) the relevant Lessee’s costs and expenses incurred in connection with the relevant Lease Novation and (ii) any costs incurred in connection with ferrying the relevant Aircraft to an appropriate Delivery Location subject to the relevant Purchaser reimbursing the relevant Seller for [*]% of such costs referred to in subparagraphs (i) and (ii) of this Clause 12.8.

12.9	Further Assurances

Each party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the other party to establish, maintain and protect the rights and remedies of the parties and to carry out and effect the intent and purpose of this Agreement (including such further acts as may be required to register the interests, to the extent permitted by law, of the Purchaser of any Aircraft (or any Purchaser Nominee who is the owner or lessor of such Aircraft) in the applicable aircraft register or if applicable, any other register, maintained by the applicable Air Authority).

12.10	Cape Town Convention

Each Purchaser agrees that it will not, and it will procure that no financier of any Purchaser will, file an interest at the International Registry in relation to any Aircraft until the actual Delivery Date for such Aircraft; provided that the parties will cooperate in good faith regarding the filing of prospective interest if and to the extent that same are required by any Purchaser’s potential financiers.

12.11	Rights Cumulative, Waivers; Third Party Financiers

The rights of each of the parties under this Agreement are cumulative, may be exercised as often as each party considers appropriate and are in addition to its rights under general law. The rights of each of the parties (whether arising under this Agreement or the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing; and in particular any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right; any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on the part of any party or on its behalf shall in any way preclude it from exercising any such right

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

or constitute a suspension or any variation of any such right. If a Purchaser elects to finance its acquisition of an Aircraft, the relevant Seller and the Purchaser shall mutually cooperate and make good faith reasonable efforts (including requesting the assistance of the relevant Lessee) to protect at the Purchaser’s cost the interest of Purchaser’s lenders in the Aircraft and the Leases, provided that such cooperation and good faith efforts shall not extend to changing any commercial terms of the Lease.

12.12	Survival

All indemnities, representations and warranties of any Seller and any Purchaser shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Agreement.

12.13	Confidentiality

Each Purchaser and each Seller shall, and shall procure that their respective officers, employees and agents shall, keep confidential and shall not for a period of [*] years from the date of this Agreement, without the prior written consent of the other parties, disclose to any third party, the economic terms of this Agreement or any documents or materials supplied by or on behalf of another party in connection with this Agreement containing such economic terms, save that any such party shall be entitled to make such disclosure:
12.13.1	if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise or pursuant to any law;

12.13.2	if required so to do, to any fiscal, monetary, tax, regulatory, governmental or other competent authority or in connection with any filings that may be required in any relevant jurisdiction; or

12.13.3	to its auditors or tax or legal advisors or other professional advisers;

12.13.4	in the case of the Seller, to the Lessee (other than in relation to the Base Purchase Price, Net Purchase Amount and any provision of the Sale Documents relating to the price paid by the Purchaser to purchase the Aircraft) and to any of the Seller’s affiliates;

12.13.5	in the case of the Purchaser, to its directors and investors and to its financiers to the extent necessary in connection with any financing of the Aircraft provided that in each case on the condition that such third parties treat the information on a confidential basis.
13.	LAW AND JURISDICTION

13.1	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and construed in accordance with, the laws of England. The U.N. Convention on Contracts for the International Sales of Goods is not applicable to this Agreement.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

13.2	Dispute Resolution

The courts of England are to have jurisdiction to settle any disputes arising out of or relating to this Agreement (including in relation to non-contractual obligations arising in connection with this Agreement or regarding the existence, validity or termination of this Agreement or the consequences of its nullity) and the parties submit themselves and their assets to the non-exclusive jurisdiction of those courts in relation to such disputes. A judgment or order of those courts in connection with this Agreement is conclusive and binding and may be enforced in the courts of any other jurisdiction. No party will seek or be entitled to contest and/or delay and/or obstruct registration or enforcement of such judgment and/or order.

13.3	Process

Without prejudice to any other mode of service, each party consents to the service of process relating to any proceedings under Clause 13.2 (Dispute Resolution) at its address as applicable under Clause 12.5 (Notices) provided a copy of the process is also sent by fax to the fax number there specified. Further if a dispute arises, each of the relevant Seller and the relevant Purchaser undertakes to appoint an agent at an address in England to accept service of proceedings issued by any party under this Clause 13.3 (Process) within five (5) Business Days of being requested in writing by such party to make such appointment.

13.4	Waivers

Each Purchaser and each Seller:
13.4.1	waives to the fullest extent permitted by law any objection which it may now or hereafter have to the courts referred to in Clause 13.2 (Dispute Resolution) on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

13.4.2	agrees that a judgment or order of any court referred to in Clause 13.2 (Dispute Resolution) in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.
13.5	No Immunity

Each Seller and each Purchaser irrevocably and unconditionally:
13.5.1	agrees that if any other party brings legal proceeding against it or its assets in relation to this Agreement, no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

13.5.2	waives any such right of immunity which it or its assets now has or may in the future acquire; and

13.5.3	consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order of judgment which may be made or given in such proceedings.

14.	BROKERS AND OTHER THIRD PARTIES

14.1	No Brokers

Each party represents and warrants to the other parties that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement, to any Person (other than fees payable by each party to its legal advisers, tax advisers or other professional consultants).

14.2	Indemnity

Each party agrees to indemnify and hold the other parties harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys’ fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon this Agreement or any Transaction Documents or any Aircraft, if such claim, suit, damage, cost or expense arises out of any breach by the indemnifying party, its employees or agents of Clause 14.1 (No Brokers).
IN WITNESS whereof this Agreement has been signed on the day and year first above written.
The Sellers
CELESTIAL AVIATION TRADING 62 LIMITED

By:	/s/ Declan Hartnett

Title:	Director

Signed at:	Shannon Ireland
CELESTIAL AVIATION TRADING 63 LIMITED

By:	/s/ Declan Hartnett

Title:	Director

Signed at:	Shannon Ireland
CELESTIAL AVIATION TRADING 7 LIMITED

By:	/s/ Declan Hartnett

Title:	Director

Signed at:	Shannon Ireland

CELESTIAL AVIATION TRADING 24 LIMITED

By:	/s/ Declan Hartnett

Title:	Director

Signed at:	Shannon Ireland
CELESTIAL AVIATION TRADING 27 LIMITED

By:	/s/ Declan Hartnett

Title:	Director

Signed at:	Shannon Ireland
The Purchasers
ALC B378 34253, LLC
By: Air Lease Corporation, its manager

By:	/s/ John L. Plueger

Title:	President & COO
ALC B378 34254, LLC
By: ALC Warehouse Borrower, LLC
By: Air Lease Corporation, its manager

By:	/s/ John L. Plueger

Title:	President & COO

ALC B378 35228, LLC
By: ALC Warehouse Borrower, LLC
By: Air Lease Corporation, its manager

By:	/s/ John L. Plueger

Title:	President & COO
ALC B378 36529, LLC
By: ALC Warehouse Borrower, LLC
By: Air Lease Corporation, its manager

By:	/s/ John L. Plueger

Title:	President & COO
ALC B773 35254, LLC
By: ALC Warehouse Borrower, LLC
By: Air Lease Corporation, its manager

By:	/s/ John L. Plueger

Title:	President & COO
Air Lease Corporation

By:	/s/ John L. Plueger

Title:	President & COO

SCHEDULE 1
Sellers and Related Aircraft

										Lease	Supplemental
									Lease	Security	Rent Balance
							Base		Security	Deposit	As at
							Purchase		Cash	(Letter of	September 30
Aircraft			Aircraft	Aircraft	Engine	Engine	Price	Deposit	Deposit	Credit)	2010
No.	Seller	Purchaser	Type	MSN	Type	MSNs	($)	($)	($)	($)	($)	Lessee
1.	Celestial Aviation Trading 62 Limited	ALC B378 34253, LLC	B737-800	34253	CFM56-7B26	893698 892700	[*]	[*]	[*]	[*]	[*]	[*]

2.	Celestial Aviation Trading 63 Limited	ALC B378 34254, LLC	B737-800	34254	CFM56-7B26	893766 893760	[*]	[*]	[*]	[*]	[*]	[*]

3.	Celestial Aviation Trading 7 Limited	AirLease Corporation or its Purchaser Nominee	B737-800	35228	CFM56-7B26/3	896529 896530	[*]	[*]	[*]	[*]	[*]	[*]

4.	Celestial Aviation Trading 24 Limited	ALC B378 36529, LLC	B737-800	36529	CFM56-7B26/3	896413 896414	[*]	[*]	[*]	[*]	[*]	[*]

5.	Celestial Aviation Trading 27 Limited	ALC B773 35254 LLC	B777-300ER	35254	GE90-115B	906296 906297	[*]	[*]	[*]	[*]	[*]	[*]

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Aircraft to be subject to separate sale and purchase agreement

Celestial Aviation Trading 71 Limited	ALC B378 35217, LLC	B737-800	35217	CFM56-7B26/3	894111 894112	[*]	[*]	[*]	[*]	[*]	[*]

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 2
LEASE DOCUMENTS
Aircraft No.1
[*]
1.	Aircraft Specific Lease Agreement dated 12 April 2005 between Celestial Aviation Trading 62 Limited as lessor and [*] as lessee.

2.	Amendment to the Aircraft Specific Lease Agreement dated 7 November 2005 between Celestial Aviation Trading 62 Limited as lessor and [*] as lessee.

3.	Aircraft Warranty and Customer Support Assignment Agreement dated February 10 2006 between Celestial Aviation Trading 62 Limited as assignor, and [*] as assignee and includes an Acknowledgement addressed to Celestial Aviation Trading 62 Limited and [*] from The Boeing Company.

4.	Assignment of Engine Warranties dated February 10 2006 between the Celestial Aviation Trading 62 Limited as assignee, [*] as operator and GECC as assignor along with Notice addressed to General Electric Aircraft Engines from GECC.

5.	Certificate of Acceptance dated 10 February 2006 between Celestial Aviation Trading 62 Limited as lessor and [*] as lessee.

6.	Notice of Exercise of Extension Option from Celestial Aviation Trading 62 Limited dated 4 December 2009.

7.	Common Terms Agreement dated 12 April 2005 between GECAS and [*].

8.	Common Terms Agreement Amendment dated 29 June 2006 between GECAS and [*].
Aircraft No.2
[*]
1.	Aircraft Specific Lease Agreement dated 1 April, 2005 between Celestial Aviation Trading 63 Limited as lessor, [*] as lessee and [*] as consenting party.

2.	Amendment No.1 to Aircraft Specific Lease Agreements dated 18 October 2005 between Celestial Aviation Trading 63 Limited as lessor and [*] as lessee.

3.	Aircraft Warranty and Customer Support Assignment Agreement dated March 21, 2006 between Celestial Aviation Trading 63 Limited and [*] along with Acknowledgement addressed to Celestial Aviation Trading 63 Limited and [*] from The Boeing Company.

4.	Assignment of Engine Warranties dated March 21, 2006 between GECC, Celestial Aviation Trading 63 Limited and [*] as operator along with Notice to General Electric Aircraft Engines from GECC.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

5.	Certificate of Acceptance dated March 21, 2006 between Celestial Aviation Trading 63 Limited as the lessor, [*] as the lessee and [*] as consenting party.

6.	Common Terms Agreement dated 21 January 2004 between [*], Aviation Financial Services, Inc. and [*].

7.	Novation and Amendment Agreement dated 30 July 2010 between [*] as assignor, [*] as assignee, Celestial Aviation Trading 63 Limited as lessor and [*] as consenting party.
Aircraft No.3
[*]
1.	Aircraft Specific Lease Agreement dated 3 July 2006 between [*] as lessee and GECAS Aircraft Leasing Norway AS as lessor.

2.	Aircraft Warranty and Customer Support Assignment Agreement dated June 4 2008 between Celestial Aviation Trading 7 Limited as assignor, GECAS Aircraft Leasing Norway AS as assignee and [*] as operator together with the Consent and Agreement from The Boeing Company addressed to Celestial Aviation Trading 7 Limited, GECAS Aircraft Leasing Norway AS and [*].

3.	Amendment to the Aircraft Specific Lease Agreement dated 14 September 2007 between GECAS Aircraft Leasing Norway AS as lessor and [*] as lessee.

4.	Assignment of Engine Warranties dated 4 June 2008 between GECC, [*], GECAS Aircraft Leasing Norway AS and Celestial Aviation Trading 7 Limited.

5.	Certificate of Acceptance dated 4 June 2008 between GECAS Aircraft Leasing Norway AS as lessor and [*] as lessee.

6.	Head Lease Agreement dated 28 May 2008 between Celestial Aviation Trading 7 Limited as lessor and GECAS Aircraft Leasing Norway AS as lessee.

7.	Conditional Sale Agreement dated 4 June 2008 between Celestial Aviation Trading 7 Limited as buyer and SC Air 737Q Co., Ltd. as seller.

8.	Participation Agreement dated 4 June 2008 between Celestial Aviation Trading 7 Limited as vendor, SC Air 737Q Co., Ltd. as purchaser, GECAS Aircraft Leasing Norway AS as lessor and [*] as Lessee.

9.	Acceptance Certificate dated 4 June 2008 between SC Air 737Q Co., Ltd. and GECAS Aircraft Leasing Norway AS.
Aircraft No.4
[*]
1.	Aircraft Specific Lease Agreement dated 19 March 2007 between Celestial Aviation Trading 24 Limited as lessor and the [*] as lessee.

2.	Amendment to the Aircraft Specific Lease Agreement dated 7 April 2008 between Celestial Aviation Trading 24 Limited as lessor and [*] as lessee.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

3.	Certificate of Acceptance dated 8 April 2008 between [*] as lessee and Celestial Aviation Trading 24 Limited as lessor.

4.	Common Terms Agreement dated 19 March 2007 between Celestial Aviation Trading 24 Limited and [*].

5.	Engine Warranties Letter dated 1 April 2007 from [*] and GECC to CFM International S.A.
Aircraft No.5
[*]
1.	Aircraft Specific Lease Agreement dated March 11, 2009 between Celestial Aviation Trading 27 Limited as lessor and [*] as lessee.

2.	Lease Supplement No.1 dated March 12, 2009 between Celestial Aviation Trading 27 Limited as lessor and [*] as lessee.

3.	Consent to Assignment of Engine Warranty dated March 12, 2009 signed by Manufacturer.

4.	Engine Warranty Assignment dated March 12, 2009 between [*] as assignor and Celestial Aviation Trading 27 Limited as assignee together with the Consent of General Electric Company.

5.	Certificates of Technical Acceptance dated March 11, 2009 between Celestial Aviation Trading 27 Limited as lessor and [*] as lessee.

6.	Amended and Restated Common Terms Agreement dated October 15 2006 between GECAS and [*].
Lease Documents for Aircraft to be subject to separate sale and purchase agreement:
[*]
1.	Aircraft Specific Lease Agreement dated 20 July 2005 between [*] as the lessee and Celestial Aviation Trading 72 Limited as the lessor.

2.	Aircraft Specific Lease Novation Agreement dated 20 July 2005 between Celestial Aviation Trading 71 Limited as the new lessor, [*] as lessee and Celestial Aviation Trading 72 Limited as existing lessor.

3.	Amendment Agreement to the Specific Lease Agreement dated 21 February 2006 between Celestial Aviation Trading 71 Limited as lessor and [*] as lessee.

4.	Rectification and Amendment Letter to the Aircraft Specific Lease Agreement, dated 8 November 2005 between GECAS, Celestial Aviation Trading 72 Limited and the [*].

5.	Aircraft Warranty and Customer Support Assignment Agreement dated August 22 2007 between Celestial Aviation Trading 71 Limited and [*]. Together with the Consent and Agreement from The Boeing Company addressed to Celestial Aviation Trading 71 Limited and [*].

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

6.	Assignment of Engine Warranties dated August 22 2007 between Celestial Aviation Trading 71 Limited, [*] and GECC as assignor along with Notice addressed to General Electric Aircraft Engines from GECC.

7.	Common Terms Agreement dated 20 July 2005 between GECAS and [*].

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 3
Definitions
“Acceptance Certificate” means, for any Aircraft, a certificate of technical acceptance in respect of such Aircraft substantially in the form of Schedule 7;
“Air Authority” means, for any Aircraft, the civil aviation authority of the State of Registration;
“Aircraft” means any each or all, as the context may require, of the aircraft described in Schedule 1 and listed as Aircraft No. 1, Aircraft No. 2, Aircraft No. 3, Aircraft No. 4 and Aircraft No.5 (which term includes, where the context admits, a separate reference to all relevant Engines, Parts and Aircraft Documents);
“Aircraft Documents” means, for any Aircraft, the documents, data and records identified or referred to in or attached to the original acceptance certificate signed by the relevant Lessee and all additions, renewals and replacements made from time to time thereto prior to Delivery in respect of the relevant Aircraft, to the extent that Seller of such Aircraft has acquired title thereto as at the Effective Time;
“Aircraft Specific Lease Agreement” or “Aircraft Lease Agreement” means, for any Aircraft, the Aircraft Specific Lease Agreement or Aircraft Lease Agreement, as the case may be, as specified in relation to such Aircraft in Schedule 2;
“Assignment of Warranties” means, for any Aircraft, an assignment of warranties in respect of such Aircraft to be agreed between the relevant Seller and the relevant Purchaser prior to Delivery in respect of such Aircraft;
“Base Purchase Price”, for any Aircraft, is defined in Clause 5.1;
“Bill of Sale” means, for any Aircraft, a bill of sale in respect of such Aircraft duly executed by the relevant Seller in respect of such Aircraft and substantially in the form of Schedule 6;
“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in London, Dublin and New York;
“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on 16 November 2001;
“Common Terms Agreement” means, for any Aircraft, the Aircraft Lease Common Terms Agreement as specified in relation to such Aircraft in Schedule 2;
“Delivery” means, for any Aircraft, the transfer of title to such Aircraft by the relevant Seller to the relevant Purchaser hereunder as provided in Clause 7.1 (Delivery);
“Delivery Date” means, for any Aircraft, the date, being a Business Day, on which Delivery in respect of such Aircraft occurs;
“Delivery Location”, for any Aircraft, is defined in Clause 7.3;
“Deposit” means, for any Aircraft, the deposit amount specified opposite such Aircraft in Schedule 1;
“Effective Time” means, for any Aircraft, the time when each of the parties thereto has executed and delivered the applicable Effective Time Notice;
“Effective Time Notice” has, for any Aircraft, the meaning provided in the applicable Lease Novation;

“Engine Manufacturer” means CFM International S.A. in respect of Aircraft No.1, Aircraft No.2, Aircraft No. 3, Aircraft No.4 and the Other Aircraft and means General Electric in respect of Aircraft No. 5;
“Engine Warranty Assignment” means, for any Aircraft, an assignment of warranties in respect of the Engines applicable to such Aircraft to be agreed between the relevant Seller and the relevant Purchaser prior to Delivery in respect of such Aircraft;
“Engines” means, for any Aircraft, the engines specified opposite such Aircraft in Schedule 1 together with all equipment and accessories belonging to, installed in, or appurtenant to, such engines;
“Event of Default” has the meaning, for any Aircraft, given to it in the relevant Lease applicable to such Aircraft;
“Event of Loss” has the meaning, for any Aircraft, given to it in the relevant Lease applicable to such Aircraft;
“Expected Delivery Location” means, for any Aircraft, such location to be agreed between the relevant Seller and the relevant Purchaser prior to the Delivery Date in respect of such Aircraft;
“Final Delivery Date” means [*], provided that in the event a Delivery of an Aircraft has not occurred by the Final Delivery Date as a consequence of circumstances outside the control of either of the parties to this Agreement, including a failure to obtain the cooperation of a Lessee to the transactions contemplated by this Agreement or the location of the Aircraft does not meet the requirements of this Agreement, the Final Delivery Date shall automatically be extended until such circumstances are no longer an obstacle to the Delivery, provided further that in no event shall the Final Delivery Date extend beyond [*];
or, for any Aircraft, such other date as the Seller of such Aircraft and the Purchaser of such Aircraft may agree;
“Government Entity” means:
(a)	any national government, political subdivision thereof, or local jurisdiction therein;
(b)	any instrumentality, board, commission, court, or agency of any of the above, however constituted; and
(c)	any association, organisation or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant;
“International Registry” means the registry established pursuant to the Cape Town Convention;
“Invoice” means, for any Aircraft, an invoice in respect of the sale of such Aircraft substantially in the form of Schedule 8;
“Law” includes (a) any statute, decree, constitution, regulation, order, judgment or other directive of any Government Entity; (b) any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above;

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

“Lease” means, for any Aircraft, the Aircraft Specific Lease Agreement or Aircraft Lease Agreement as the case may be in respect of such Aircraft between the Seller or Lessor of such Aircraft and the relevant Lessee, incorporating, in respect of such Aircraft, the provisions of the Common Terms Agreement for such Aircraft, in each case as amended from time to time prior to the Effective Time;
“Lease Damage Notification Threshold” has the meaning, for any Aircraft, given to the term “Damage Notification Threshold” in the relevant Lease applicable to such Aircraft;
“Lease Documents” means the documents listed as such in Schedule 2 in relation to any Aircraft;
“Lease Novation” means a novation agreement in respect of the relevant Lease applicable to the relevant Aircraft between the Seller of such Aircraft, the New Lessor in respect of such Aircraft and relevant Lessee;
“Lease Security Deposit” means in respect of each Aircraft the amount specified in Schedule 1 opposite such Aircraft in the form of cash or a letter of credit held (or to be held) by the Seller of such Aircraft in respect of the security deposit paid by the relevant Lessee under the relevant Lease:
“Lessee” means, for any Aircraft, the person specified as the lessee of such Aircraft opposite such Aircraft in Schedule 1;
“Lessor” means, for any Aircraft, the person (if not the relevant Seller) named as the “lessor” in the Lease relating to such Aircraft immediately prior to its novation pursuant to the relevant Lease Novation;
“Lex Situs Opinion” means, for any Aircraft, an opinion of counsel acceptable to each of the relevant Purchaser and the relevant Seller in respect of such Aircraft in the jurisdiction in which such Aircraft is located at Delivery in respect of such Aircraft, in form and substance satisfactory to both such Purchaser and such Seller;
“LIBOR” means the London Interbank Offer Rate in respect of Dollar borrowings for a [*] month period as shown on the Bloomberg BBAM1 page on the date that interest starts to accrue on the Deposit pursuant to Clause 5.22.
“Losses” means losses, liabilities, claims, proceedings, penalties, judgments, damages, costs and expenses;
“Manufacturer” means The Boeing Company;
“Net Purchase Price”, for any Aircraft, is defined in Clause 5.4;
“New Lessor” means for any Aircraft, the person (if not the relevant Purchaser) named as the “new lessor” in the Lease relating to such Aircraft immediately after its novation pursuant to the relevant Lease Novation;
“Novated Lease” means, for any Aircraft, the Lease in respect of such Aircraft as novated and amended by the applicable Lease Novation;
“Other Agreement” means any sale agreement, or related agreement, entered into between Celestial Aviation Trading 71 Limited seller and ALC B378 35217 LLC as purchaser in relation to the Other Aircraft;

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

“Other Aircraft” means the B737-800 aircraft with manufacturer’s serial number 35217 which is leased to [*];
“Parent Purchaser” means Air Lease Corporation, a corporation established in the State of Delaware of 2000 Avenue of the Stars, Suite 600N, Los Angeles, CA90067, United States of America;
“Part” means, for any Aircraft, whether or not installed on such Aircraft, any component, furnishing or equipment (other than a complete Engine) furnished with such Aircraft on the applicable Delivery Date;
“Permitted Liens” means any Security Interest created by or resulting from debts or liabilities or actions of any Purchaser, any Purchaser Nominee or any New Lessor; and the rights conferred by the Lease Documents in respect of such Aircraft and Security Interests which the relevant Lessee is permitted under the Lease in respect of such Aircraft to allow to subsist (but excluding any Security Interest created by or attributable to debts or liabilities of any Seller or any of its subsidiaries or affiliates);
“Person” means any individual person, corporation, partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organisation, association, Government Entity, or organisation or association of which any of the above is a member or a participant;
“Purchase Price”, for any Aircraft, is defined in Clause 5.3;
“Purchaser Conditions Precedent” means, for any Aircraft, the conditions set out in Part B of Schedule 4;
“Purchaser Nominee” means any wholly owned subsidiary of the Parent Purchaser or such other person that complies with the relevant Seller’s and GE Capital Aviation Services Limited’s know your customer checks and due diligence;
“Rent”, for any Aircraft, has the meaning given to it in the relevant Lease;
“Rent Date” for any Aircraft, has the meaning given to it in the relevant Lease;
“Scheduled Closing Date” means for each Aircraft, the date which is the soonest practicable date following execution of the Lease Novation for such Aircraft on which the sale of the Aircraft may be accomplished in accordance with such Lease Novation and this Agreement;
“Security Interest” means any security interest, mortgage, charge, pledge, lien, encumbrance, assignment, hypothecation, right of set-off or any other agreement or arrangement having the effect of conferring security;
“Seller Conditions Precedent” means, for any Aircraft, the conditions specified in Part A of Schedule 4;
“State of Design” has the meaning given to it in the relevant Lease;
“State of Registration” means for:
(a)	Aircraft No. 1 [*];
(b)	Aircraft No. 2 [*];

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(c)	Aircraft No. 3 [*];
(d)	Aircraft No. 4 [*]; and
(e)	Aircraft No. 5 [*].
“State of Registration Opinion” means a legal opinion from lawyers in the State of Registration in form and substance satisfactory to the relevant Seller and the relevant Purchaser;
“Supplemental Rent” in respect of any Aircraft, has the meaning ascribed to it in the relevant Lease, including, if relevant, amounts held by the lessor under such Lease as “Maintenance Reserves” or the like in respect of maintenance of the airframe, engines, landing gear and other parts and components of the relevant Aircraft;
“Taxes” means any and all present and future taxes, duties, withholdings, levies, assessments, imposts, fees and other governmental charges of all kinds (including without limitation any sale or transfer tax, any VAT or similar tax and any stamp, documentary, registration or similar tax), together with any penalties, fines, surcharges and interest thereon and any additions thereto;
“Transaction Documents” means, for any Aircraft, this Agreement, the applicable Lease Novation, the applicable Bill of Sale, the applicable Acceptance Certificate, the applicable Assignment of Warranties, the applicable Engine Warranty Assignment and any agreement amending or supplementing any of the foregoing documents and any agreement or document agreed by the relevant Seller and the relevant Purchaser as being a Transaction Document;
“US$” and “Dollars” means the lawful currency of the United States of America, and (in relation to all payments in dollars to be made under this Agreement) same day funds; and
“VAT” means value added tax and any goods and services, sales, consumption or turnover tax, imposition or levy of a like nature.

*	Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE 4
Conditions Precedent
PART A
Seller Conditions Precedent
1.	Seller shall have received each of the following documents and evidence in respect of the relevant Aircraft on or prior to the Delivery Date of such Aircraft:
(a)	a certified copy of the certificate of incorporation and the up-to-date memorandum and articles of association of the relevant Purchaser and the resolutions of the board of directors and power of attorney from such Purchaser in relation to the execution of this Agreement and the other Transaction Documents relating to such Aircraft;

(b)	the Acceptance Certificate relating to such Aircraft duly executed by the relevant Purchaser;

(c)	copies of each Transaction Document relating to such Aircraft (other than the relevant Bill of Sale and Effective Time Notice) duly executed by the parties thereto (other than the relevant Seller);

(d)	if the relevant Aircraft is not delivered in the Expected Delivery Location or international airspace, the Lex Situs Opinion (the cost of which is to be split equally between the relevant Purchaser and Seller) duly signed by counsel providing the same;

(e)	all conditions precedent specified in the Lease Novation relating to such Aircraft, including without limitation a revised insurance certificate, (other than those conditions precedent expressed to be solely for the benefit of the relevant New Lessor) have been fulfilled or waived to the satisfaction of the relevant Seller;

(f)	an opinion from tax advisers to the relevant Seller, at no cost to the relevant Purchaser, confirming the absence of any Taxes in the jurisdiction in which the relevant Aircraft is delivered arising as a result of such transfer; and

(g)	an opinion of in-house counsel to the Parent Purchaser regarding due execution of the Transaction Documents relating to such Aircraft by the relevant Purchaser.
2.	The relevant Seller shall have received the Purchase Price in respect of the relevant Aircraft in accordance with the provisions of this Agreement.

3.	The relevant Seller shall be satisfied that the Delivery Location, and the arrangements described in Clause 7 (Delivery), do not give rise to any Taxes, other than Taxes which the relevant Seller or Purchaser shall have agreed in writing to bear.

4.	The representations given by the relevant Purchaser in the Transaction Documents relating to the relevant Aircraft being true and accurate on the relevant Delivery Date.

5.	The relevant Purchaser not being in default of its obligations under this Agreement or any Other Agreement.

6.	No change having occurred after the date of this Agreement in any applicable Law which would make it illegal for the relevant Seller to perform any of its obligations under any Transaction Documents relating to the relevant Aircraft to which it is a party (and any other documents or agreements to be entered into pursuant thereto); provided that if any such change has occurred the parties shall use all reasonable co-operative endeavours to restructure the transaction contemplated by such documents so as to avoid the aforementioned illegality.
PART B
Purchaser Conditions Precedent
1.	Purchaser shall have received each of the following documents and evidence in respect of the relevant Aircraft on or prior to the Delivery Date of such Aircraft:
(a)	a certified copy of the certificate of incorporation and up-to-date memorandum and articles of association of the relevant Seller and the resolutions of the board of directors and power of attorney from such Seller in relation to the execution of this Agreement and the other Transaction Documents relating to such Aircraft;

(b)	signed originals (or, where signed originals are not in the relevant Seller’s possession, certified true copies) of each of the Lease Documents (including any chattel paper originals) relating to such Aircraft (provided that each original Common Terms Agreement shall be retained by the relevant Seller) and a certified true copy of the relevant Common Terms Agreement;

(c)	copies of each Transaction Document relating to such Aircraft (other than the relevant Bill of Sale, the Effective Time Notice and the Acceptance Certificate) duly executed by the parties thereto (other than the relevant Purchaser);

(d)	if the relevant Aircraft is not delivered in the Expected Delivery Location or international airspace, the Lex Situs Opinion (the cost of which is to be split equally between the relevant Purchaser and Seller) duly signed by counsel providing the same;

(e)	an opinion from tax advisers to the relevant Purchaser, at no cost to the relevant Seller, confirming the absence of any Taxes in the jurisdiction in which the relevant Aircraft is delivered arising as a result of such transfer;

(f)	all conditions precedent specified in the Lease Novation relating to such Aircraft (other than those conditions precedent expressed to be solely for the benefit of the relevant Seller) have been fulfilled or waived to the satisfaction of the relevant New Lessor;

(g)	a priority search certificate at or immediately prior to Delivery in respect of such Aircraft showing no existing International Interest which is superior in priority to the relevant Seller’s ownership of such Aircraft;

(h)	an opinion of Irish counsel to the relevant Seller, at no cost to the relevant Purchaser, regarding due execution of the Transaction Documents relating to such Aircraft by the relevant Seller; and

(i)	originals of each bill of sale in the relevant Seller’s possession in respect of such Aircraft which has been executed and delivered in respect of previous title transfers of such Aircraft since it was delivered by the relevant Manufacturer.
2.	The relevant Purchaser shall be satisfied that the Delivery Location, and the arrangements described in Clause 7 (Delivery), do not give rise to any Taxes, other than any Taxes which the relevant Seller or Purchaser shall have agreed in writing to bear.

3.	Neither the relevant Aircraft nor any Engine relating to such Aircraft shall have suffered an Event of Loss.

4.	The representations given by the relevant Seller in the Transaction Documents relating to the relevant Aircraft being true and accurate on the Delivery Date.

5.	The relevant Seller not being in default of its obligations under this Agreement or any other Transaction Document or any Lease Document, in each case relating to the relevant Aircraft.

6.	No change having occurred after the date of this Agreement in any applicable Law which would make it illegal for the relevant Purchaser to perform any of its obligations under any Transaction Documents relating to such Aircraft to which it is a party (and any other documents or agreements to be entered into pursuant thereto); provided that if any such change has occurred the parties shall use all reasonable co-operative endeavours to restructure the transaction contemplated by such documents so as to avoid the aforementioned illegality.

7.	No Event of Default shall have occurred and be continuing under the Lease Documents relating to the relevant Aircraft nor shall relevant Lessee be in default with respect to any of its obligations to make scheduled payments to the relevant Seller under the relevant Lease.

8.	The relevant Purchaser shall have inspected the Aircraft (including the Aircraft Documents) to its satisfaction in accordance with Clause 8.2 and the relevant Aircraft shall, on the Delivery Date, not have suffered any damage above the Dollar thresholds specified in Clause 3.5 unless the damage has been rectified to the reasonable satisfaction of the relevant Purchaser as provided for in Clause 3.5.2.

9.	The relevant Aircraft and the relevant Lease shall be free of any Security Interests other than the Novated Lease and the Permitted Liens.

10.	The relevant Purchaser shall have received written confirmation from the relevant Seller that there are no outstanding invoices that such Seller has received from the relevant Lessee or a third party maintenance provider in respect of maintenance contribution claims (corresponding to Supplemental Rent (or, if applicable, maintenance reserve) payments made by the relevant Lessee) payable by the relevant Seller or Lessor under the relevant Lease.

SCHEDULE 5
Representations and Warranties
PART A
Seller’s Representations and Warranties
1.	General Representations and Warranties: The relevant Seller in respect of each Aircraft represents and warrants to the relevant Purchaser in respect of such Aircraft that the following statements are now and on the relevant Delivery Date will be, true and accurate:

1.1	such Seller duly exists under the laws of Ireland and has the power to enter into and implement the transactions contemplated by the Transaction Documents relating to such Aircraft to which it is a party;

1.2	the execution, delivery and performance of the Transaction Documents relating to such Aircraft to which it is a party have been duly authorised by all necessary corporate action on the part of such Seller;

1.3	the Transaction Documents relating to such Aircraft to which it is a party constitute legal, valid and binding obligations of such Seller;

1.4	each consent required by such Seller to authorise, or required by it in connection with the execution, delivery, performance, legality, validity or enforceability of the Transaction Documents relating to such Aircraft to which it is a party has been obtained and is in full force and effect, and there is no default in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection therewith; and

1.5	the execution, delivery and performance by such Seller of the Transaction Documents relating to such Aircraft to which it is a party will not (i) conflict with, or result in any material breach of, any of the terms of, or constitute a default under, any agreement or document to which it is a party or by which it or any of its property or assets may be bound or (ii) contravene or conflict with the provisions of its constitutive documents.

2.	The Aircraft and the Lease: The relevant Seller in respect of each Aircraft further represents and warrants to the relevant Purchaser in respect of such Aircraft on the relevant Delivery Date as follows:

2.1	such Seller will at Delivery have full legal and beneficial title in and to such Aircraft (except that Seller holds only beneficial and not legal title to Aircraft No.3), free and clear of all Security Interests other than the Novated Lease relating to such Aircraft and Permitted Liens;

2.2	to its knowledge there are no claims or actions pending or threatened in respect of such Aircraft which, if unsatisfied, would give rise to a Security Interest over such Aircraft in favour of any third party;

2.3	so far as concerns the obligations of such Seller all authorisations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, this Agreement, the transactions contemplated by this Agreement and the Transaction Documents relating to such Aircraft to which it is a party, have been (or will on or before Delivery have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

2.4	to its knowledge, since the inspection by the Purchaser of such Aircraft, such Aircraft has not been involved in any incident which caused damage to such Aircraft that would exceed the Lease Damage Notification Threshold to repair;

2.5	to its knowledge, no compulsory airworthiness directives or service bulletins designated by the State of Design as “mandatory” are outstanding against such Aircraft;

2.6	the information provided by such Seller to such Purchaser prior to Delivery of such Aircraft as to the identities of all such Seller’s predecessors in title to such Aircraft is complete and accurate;

2.7	it is not aware of any Event of Loss having occurred with respect to such Aircraft or any of the Engines relating to such Aircraft;

2.8	the Lease Documents relating to such Aircraft constitute the entire agreement between such Seller and Lessee with respect to such Aircraft immediately prior to Delivery (other than as contemplated by the relevant Lease Novation) and there have been no other amendments or modifications entered into with respect to such Lease Documents that will continue to have effect following the Effective Time with respect to such Aircraft or which have not been disclosed;

2.9	such Seller is not in default in respect of any of its obligations to the relevant Lessee under the relevant Lease Documents;

2.10	the relevant Lessee has not prepaid any Rent nor has the relevant Lessee been relieved of of its obligation to pay Rent during the Lease relating to such Aircraft other than under and in accordance with the terms of the relevant Lease;

2.11	it has not assigned or transferred any of its rights or obligations under the Lease Documents relating to such Aircraft except pursuant to the relevant Lease Novation;

2.12	it is not aware that any Event of Default has occurred and is continuing under the relevant Lease Documents;

2.13	such Seller has not consented to any assignment by the relevant Lessee of its rights under the relevant Lease or to any sublease of such Aircraft except as disclosed to such Purchaser or, so far as such Seller is aware, to any transfer of possession of such Aircraft except as permitted by the terms of the relevant Lease;

2.14	in the case of each relevant Seller, there is no actual litigation or arbitration, dispute resolution or proceedings before any court or arbitrator involving that Seller which by itself or together with any other such proceedings or claim, if determined adversely to it, could be reasonably expected to have a material adverse effect on the Lessor’s or Lessee’s ability to perform its obligations under the relevant Lease Documents or on such Seller’s ability to perform its obligations under the other Transaction Documents;

2.15	to such Seller’s knowledge, no claim has been made by any relevant Seller for any Tax indemnification by the relevant Seller or the relevant Lessor against the relevant Lessee under the Lease Document; and

2.16	the amount of each of the Deposit and Supplemental Rent Balances (as of September 30 2010) as set forth in Schedule 1 hereto for the relevant Aircraft is true, accurate and correct

References above to “its knowledge” or such like implies that the relevant Seller has made diligent enquiry before making that representation or warranty.

PART B
Purchaser’s Representations and Warranties
1.	The relevant Purchaser in respect of each Aircraft represents and warrants to the relevant Seller in respect of such Aircraft that the following statements are now and on the relevant Delivery Date will be, true and accurate:

1.1	such Purchaser duly exists under the laws of the State of Delaware and has the power to enter into and implement the transactions contemplated by the Transaction Documents relating to such Aircraft to which it is a party;

1.2	the execution, delivery and performance of the Transaction Documents relating to such Aircraft to which it is a party have been duly authorised by all necessary corporate action on the part of such Purchaser;

1.3	the Transaction Documents relating to such Aircraft to which it is a party constitute legal, valid and binding obligations of such Purchaser;

1.4	each consent required by such Purchaser to authorise, or required by it in connection with the execution, delivery, performance, legality, validity or enforceability of the Transaction Documents relating to such Aircraft to which it is a party has been obtained and is in full force and effect (or will be obtained and in full force and effect prior to Delivery in respect of such Aircraft), and there is no default in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection therewith; and

1.5	the execution, delivery and performance by such Purchaser of the Transaction Documents relating to such Aircraft to which it is a party will not (i) conflict with, or result in any material breach of, any of the terms of, or constitute a default under any agreement or document to which it is a party or by which it or any of its property or assets may be bound or (ii) contravene or conflict with the provisions of its constitutive documents.

SCHEDULE 6
Confirmatory Bill of Sale
KNOW ALL MEN BY THESE PRESENTS that [•] (“Seller”) in consideration of value received, the receipt of which is hereby acknowledged, does hereby grant, sell, transfer and deliver to [•] (“Purchaser”), all of its right, title and interest in and to the following Aircraft and engines and all Parts and all equipment, accessories and parts belonging to, installed in or appurtenant to such Aircraft or engines, together with the Aircraft Documents, in each case to the extent that title thereto has been vested in Seller (collectively, the “Equipment”):
one (1) [•] model [•] aircraft bearing manufacturer’s serial number [•] and with two (2) installed [•] engines bearing manufacturer’s serial nos. [•] and [•] (the “Aircraft”),
TO HAVE AND TO HOLD said Equipment unto Purchaser forever.
Seller hereby warrants to Purchaser that it is the [legal and]1 beneficial owner of the Equipment, that there is hereby conveyed to Purchaser, on the date hereof, good and marketable title to the Equipment, with full title guarantee free and clear of all Security Interests other than the Novated Lease and any Permitted Liens. This Bill of Sale is made and delivered pursuant to the provisions of that certain Aircraft Sale Agreement dated [•] between, amongst others, Seller and Purchaser (the “Sale Agreement”). The Delivery Location is [•] and the time of delivery of this Bill of Sale is [•]. The terms “Aircraft Documents”, “Delivery Location”, “Lease”, “Novated Lease”, “Permitted Liens”, “Parts” and “Security Interests” shall have the same meanings in this Bill of Sale as in the Sale Agreement.
Except as otherwise provided in the Sale Agreement, the Aircraft is sold as-is and where-is.
This Bill of Sale and any non-contractual obligations arising out of or in connection with this Bill of Sale shall be governed by and construed in accordance with the laws of England.
IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be duly executed, this ______ day of ______ 20[•].
[•]
By:
Name:
Place of Signing:

[1]	The relevant Seller holds beneficial ownership of, but not legal title to, Aircraft No. 3

SCHEDULE 7
Acceptance Certificate
relating to [•] Aircraft,
manufacturer’s serial number [•] (the “Aircraft”)
[•] (the “Purchaser”) hereby certifies that pursuant to the aircraft sale and purchase agreement dated ___________________ between amongst others, [•] (the “Seller”) and Purchaser (the “Agreement”):
(a)	Purchaser has inspected the Aircraft, and found the Aircraft to be complete and satisfactory;

(b)	Purchaser has accepted delivery of the Aircraft at [•] hours G.M.T. at [location];

(c)	Purchaser has inspected all of the Aircraft Documents and found them to be complete and satisfactory;
This Acceptance Certificate and any non-contractual obligations arising out of or in connection with this Acceptance Certificate shall be governed by and construed in accordance with the laws of England.
Date: _____________________
Duly executed for Purchaser by:
By:
Title:

SCHEDULE 8
Form of Invoice
[On GE Capital Aviation Services Limited headed paper]
[Insert Purchaser name and address]

INVOICE [NO./REF.]	DATE
[•]	[•]
DESCRIPTION	PRICE

We debit you with:

One (1) [•] Aircraft

Manufacturer Serial Number: [•]

Registration Mark: [•]

Equipped with a set of two (2) [•] Engines,

Engines Serial Numbers: L/H 1: [•]
R/H 2: [•]

Attested to the sum of

US DOLLARS — [•] MILLION

USD [•]
Payment at delivery by transfer to our account no [*]

[Insert bank address]

SWIFT: [•]-

* Confidential material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.